UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities and Exchange Act of 1934
Date of Report (Date of earliest event reported): September 11, 2017

HC2 HOLDINGS, INC.

Delaware	001-35210	54-1708481
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 Park Avenue, 30th Floor
New York, NY 10022
(Address of principal executive offices)

(212) 235-2690
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective September 11, 2017, HC2 Holdings, Inc. ("HC2") appointed Joseph A. Ferraro as Chief Legal Officer and Corporate Secretary, replacing Paul L. Robinson, who stepped down to focus on his Florida based consulting business.  There were no disagreements between HC2 and Mr. Robinson. Mr. Robinson will remain an employee through December 31, 2017, assisting in the transition process, after which he will provide consulting services to HC2 for a period of one year. As compensation for Mr. Robinson’s work in 2017, HC2 has agreed to pay Mr. Robinson a cash bonus of not less than One Million Dollars ($1,000,000) and to accelerate his outstanding cash and equity awards on or before January 1, 2018.
Mr. Ferraro brings to HC2 over 15 years of extensive experience building and managing legal and compliance departments for permanent capital vehicles (including registered investment companies, such as business development companies ("BDCs") and closed end funds), registered investment advisers, private equity funds and other pooled investment vehicles. Prior to joining HC2, for nearly nine years Mr. Ferraro was the General Counsel of Prospect Administration LLC ("Prospect Administration"), the administrator for Prospect Capital Corporation (NASDAQ: PSEC), a BDC. Mr. Ferraro also served as Assistant Secretary of PSEC and Deputy Chief Compliance Officer of Prospect Capital Management, L.P. (together with Prospect Administration and PSEC, "Prospect"), and advised multiple Prospect-affiliated registered investment companies, registered investment advisers and funds. At Prospect Administration, Mr. Ferraro was responsible for legal matters across all Prospect entities and investment funds.
Before joining Prospect, Mr. Ferraro was a corporate associate at the law firms of Boies, Schiller & Flexner LLP and Sullivan & Cromwell LLP.
Mr. Ferraro graduated cum laude from Princeton University with an A.B. from The Woodrow Wilson School of Public and International Affairs, and graduated with honors from The Law School at The University of Chicago, where he served on the University of Chicago Law Review as a Staff Member and Managing Editor.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HC2 Holdings, Inc.

September 14, 2017	By:	/s/ Michael J. Sena

Name: Michael J. Sena
Title: Chief Financial Officer